SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x] Preliminary Proxy Statement    [ ] Confidential, For Use of the Commission

[ ] Definitive Proxy Statement         Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11 or Rule 14a-12

                                 US WATS, Inc.
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No Fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
       ___________________________________________________________________

    2) Aggregate number of securities to which transaction applies:
       ___________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).
       __________________________________________________________________

    4) Proposed maximum aggregate value of transaction:
       __________________________________________________________________

    5) Total fee paid:
       __________________________________________________________________


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:
       ____________________________________________________________________

    2) Form, Schedule or Registration Statement no.:
       ____________________________________________________________________

    3) Filing Party:
       ____________________________________________________________________

    4) Date Filed:
       ____________________________________________________________________

                                 US WATS, INC.
                          111 Presidential Boulevard
                                   Suite 114
                             Bala Cynwyd, PA 19004
                           _________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 18, 1997
                          __________________________



To our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of US WATS, Inc. (the "Company") to be held on September 18, 1997 at 10:00 a.m. at the Philadelphia Park Hyatt Hotel, 200 South Broad Street, Philadelphia, Pennsylvania, for the following purposes:

    1. To elect five directors to serve until the next annual meeting of shareholders;

    2. To approve the reincorporation of the Company in Delaware;

    3. To approve the adoption of the Company's 1997 Stock Option Plan;

    4. To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on August 12, 1997 will be entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the Annual Meeting in person but wish to have your shares voted, please promptly sign, date and mail the enclosed proxy in the envelope provided in order that your shares may be represented at the Annual Meeting.

                                   By Order of the Board of Directors,



                                   Stephen J. Parker
                                   Secretary

Date:  August 18, 1997
                                      (1)

                                 US WATS, INC.
                          111 Presidential Boulevard
                                   Suite 114
                             Bala Cynwyd, PA 19004

                              __________________

                                PROXY STATEMENT
                              __________________


This proxy statement is furnished to shareholders of US WATS, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on September 18, 1997 at 10:00 a.m. at the Philadelphia Park Hyatt Hotel, 200 South Broad Street, Philadelphia, Pennsylvania.

The approximate date of mailing of this proxy statement and accompanying proxy is August 18, 1997. If the enclosed form of proxy is duly executed and returned, the shares represented will be voted in accordance with the instructions marked on the proxy.


                                  REVOCATION

Execution and delivery of the enclosed proxy will not affect the right of any person to attend the Annual Meeting and vote in person. Any shareholder who gives a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by a request in person to the Secretary of the Company to return the executed proxy. The presence of a shareholder at the Annual Meeting will not operate to revoke a proxy, but the casting of a ballot by a shareholder who is present at the Annual Meeting will revoke a proxy as to the matter on which the ballot is cast.


                             COST OF SOLICITATION

The cost of soliciting proxies is being borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy statements to their principals, and the Company will reimburse them for their expense in so doing. Officers, directors and employees of the Company may solicit proxies in person or by telephone, but will not receive any additional compensation therefor.

                                      (2)

                               VOTING SECURITIES

The Common Stock is the only voting security of the Company outstanding, and the holders thereof are entitled to one vote per share on each matter. The holders of the Company's 9% Series Convertible Preferred Stock (the "9% Series of Preferred Stock") do not have voting rights and are not entitled to vote on any proposal to be acted on at the annual meeting. Only shareholders of record at the close of business on August 12, 1997 will be entitled to notice of and to vote at the Annual Meeting. On July 11, 1997 there were 15,927,100 shares of Common Stock outstanding. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting for each item of business.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 29, 1997 concerning beneficial ownership of the Company's shares of Common Stock by the only persons or groups known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, and information as of July 11, 1997 concerning beneficial ownership by (a) each director and nominee; (b) each of the executive officers named in the Summary Compensation Table below, and (c) all directors and executive officers as a group. Except as otherwise indicated, each person named or included in a group has sole voting and investment power with respect to his or its shares of Common Stock. To the Company's knowledge, no officer or director of the Company owns any shares of the 9% Series of Preferred Stock.

Name and Address of Beneficial       Amount and Nature
Owner or Identity of Group        of Beneficial Ownership    Percent of Class(1)
------------------------------    -----------------------   -------------------
Gold & Appel Transfer, S.A.            1,646,735                    10.3%
Omar Hodge Building
Wickhams Cay
Road Town
Tortula, British Virgin Islands

Kevin M. O'Hare                         310,000(2)                  2.0%
111 Presidential Boulevard
Suite 114
Bala Cynwyd, PA 19004

Stephen Parker                         2,930,000(3)                 17.5%
111 Presidential Boulevard
Suite 114
Bala Cynwyd, PA 19004

Aaron R. Brown                         2,400,000(4)                 14.5%
111 Presidential Boulevard
Suite 114
Bala Cynwyd, PA 19004

Murray Goldberg                        2,270,000(5)                 14.3%
26 Anthony Drive
Malvern, PA 19355

Mark Scully                             150,000(6)                    *
P.O. Box 9260
Incline, NV  89452

                                      (3)

Name and Address of Beneficial       Amount and Nature
Owner or Identity of Group        of Beneficial Ownership    Percent of Class(1)
------------------------------    -----------------------   -------------------

Ward G. Schultz                           24,000                      *
1240 Turnbury Lane
North Wales, PA 19454

Tansukh Ganatra                            --(7)                     --
6523 Ashdale Place
Charlotte, NC  28215

Gary L. Sugarman                            --                       --
Richfield Associates, Inc.
400 Andrews Street, Suite 301
Rochester, NY 14604

All Current Directors and Executive    6,070,000(8)                 34.6%
Officers as a group (8 persons)

-----------------
*  Less than 1%

(1) Based on 15,927,100 shares of Common Stock outstanding on July 11, 1997. Shares which are not outstanding but which a person has the right to acquire within sixty (60) days of July 11, 1997, are considered as shares outstanding for purposes of computing the percentage of Common Stock owned by such person, but such shares are not deemed outstanding for purposes of computing the percentage of Common Stock owned by any other person.

(2) Includes 300,000 shares issuable to Mr. O'Hare upon exercise of options granted under the Company's Amended and Restated Stock Option Plan. 10,000 shares are held jointly by Mr. O'Hare and his wife.

(3) Includes 180,000 shares issuable to Mr. Parker upon exercise of options granted under the Company's Executive Plan and 600,000 shares issuable upon exercise of warrants issued in consideration of Mr. Parker's limited personal guarantee of the Company's revolving credit facility (See "Certain Relationships and Related Transactions").

(4) Includes 600,000 shares issuable upon exercise of warrants issued in consideration of Mr. Brown's limited personal guarantee of the Company's revolving credit facility (See "Certain Relationships and Related Transactions"). 1,000,000 shares are held jointly by Mr. Brown and his wife.

(5) Does not include 6,000 shares of common stock of the Company owned by two of Mr. Goldberg's children, as to which Mr. Goldberg disclaims beneficial ownership.

(6) Represents 150,000 shares issuable to Olney Telecom, Inc. upon exercise of options, of which Mr. Scully is the sole owner.

(7) Does not include 1,500 shares of common stock of the Company owned by Mr. Ganatra's son, as to which Mr. Ganatra disclaims beneficial ownership.

(8) Includes shares issuable to Messrs. O'Hare and Parker upon the exercise of options and warrants described in notes 2 and 3 as well as 11,000 and 9,000 shares held by Messrs. Hurwitz and Shannon, respectively, and shares issuable to Messrs. Hurwitz (200,000), Mendes (170,000) and Shannon (170,000) upon the exercise of options.

                                      (4)

                             *     *     *      *

                             ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

Five Directors, constituting the entire membership of the Board of Directors of the Company, are to be elected at the 1997 Annual Meeting to hold office until the next Annual Meeting of Shareholders and until the election and qualification of their successors. All of the nominees are currently Directors of the Company. All have indicated their willingness to serve if elected.

Unless authority is withheld with respect to any individual nominee or all of the nominees, the shares represented by the proxies received as a result of this solicitation will be voted in favor of the nominees listed below. In the event any nominee declines or is unable to serve, proxies will be voted for the election of the others so named, and may be voted for such substitute nominees as the Board may recommend, or the Board may reduce the number of Directors to eliminate the vacancy. The Board of Directors, however, does not anticipate that any nominee will decline or be unable to serve.

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote. Abstentions and broker non-votes will not be treated as votes cast.

The Company's Board of Directors met three times during 1996. The Company is continuing to conduct a search for additional independent Directors to serve on the Board of Directors. During 1996, the Company's Board of Directors administered the Company's Stock Option Plan. The Company did not have in 1996, and does not currently have, a stock option, nominating, audit or compensation committee.

The names of the nominees, and certain information about them, are set forth below:

Name               Age   Position                         Director Since
---------------   ----   -----------------------------    --------------
Kevin M. O'Hare   (36)   Director, President and Chief         1996
                         Executive Officer (1)

Stephen J. Parker (59)   Vice Chairman and Secretary (2)       1989

Tansukh Ganatra   (53)   Director (3)                          1997

Murray Goldberg   (54)   Director (4)                          1996

Gary L. Sugarman  (44)   Principal of Richfield
                         Associates, Inc. (5)                  1997


(1) Kevin M. O'Hare served from 1995 to 1996 as the Corporate Executive Vice President of C-TEC, a publicly-held telecommunications company. Before joining C-TEC, Mr. O'Hare served in a general management capacity with ACC Long Distance Corp. from 1994 to 1995. From 1985 to 1993, Mr. O'Hare managed telephone companies for Rochester Telephone Corp. (now Frontier Corporation), including two local exchange carriers, Seneca Gorham Telephone Company and Ausable Valley Telephone Company. Mr. O'Hare became a Director, Chief Executive Officer and President of the Company on December 16, 1996.

(2) Stephen J. Parker holds a Ph.D. from Ohio University. He was employed part-time by the Company from October 1989 until March 1990. He joined the Company full-time in March 1990 as Vice President of Operations.

                                      (5)

     Prior to his employment with the Company, and in August 1989, Mr. Parker and Aaron Brown, a former Director, Chief Executive Officer and Treasurer of the Company, founded Parker Brown, Inc. ("PBI"), a broker-dealer that became licensed with the NASD in November 1990. PBI did not conduct any business, and Mr. Parker sold all of his interest in PBI in September 1991. Mr. Parker and Mr. Brown also founded Parker Brown Partners ("PBP") in August 1989. PBP was organized to operate as a branch office of Morgan Gladstone, a registered broker-dealer, and to provide investment banking and consulting services to start-up and development stage businesses. PBP operated as a branch office of Morgan Gladstone until April 1990. Mr. Parker is a former stockbroker, and in addition to his association with PBI and Morgan Gladstone in 1989-1990, he was employed as a stockbroker with Princeton Financial, and with Profile Investments, both in Philadelphia, during 1989. Mr. Parker was Executive Vice President of the Company until May 24, 1995 and Chief Operating Officer and Chairman of the Board from that date until December 16, 1996. He has been Vice Chairman since that date. Mr. O'Hare and Mr. Parker anticipate that the Company will nominate Mr. Parker as a director of the Company, provided
     Mr. Parker's Employment Agreement is still in effect and, provided further, that Mr. Parker is a principal shareholder in the Company.

(3) Tansukh Ganatra currently serves as President and Chief Operating Officer for US LEC, a privately- held local exchange carrier in Charlotte, North Carolina. Prior to founding US LEC, Mr. Ganatra was employed by ACC Corp. during various periods from 1987 on. At ACC, Mr. Ganatra held various positions, including President and Chief Operating Officer and Executive Vice President, and Vice President of Engineering/Operations and President of ACC Long Distance Corp. Prior to joining ACC Corp., Mr. Ganatra held various positions with Rochester Telephone Corp. (now Frontier Corporation). Mr. Ganatra was elected a Director of the Company on February 11, 1997.

(4) Murray Goldberg, a shareholder of the Company since 1989, and an independent sales agent of the Company since 1993, is also currently employed as a sales agent for MEG Associates, a partnership, Mr. Goldberg also is the owner and a Vice-President of Jamko, Inc., a discount shoe distributor in Florida and the owner and Director of Doxs, Inc., an anaesthesia equipment developer and distributor. Jamko, Inc. was in Chapter 11 bankruptcy for a period of three months in 1996. Prior to January 1993, Mr. Goldberg worked as an anesthesiologist at Paoli Memorial Hospital. From June 1994 until May 1996, he was an owner of Strathmore Bagel Franchise Company. Mr. Goldberg was elected a Director of the Company in November 1996.

(5) Gary L. Sugarman currently services as the principal of Richfield Associates Inc., based in Rochester, NY. Richfield Associates provides investment and strategic banking services, specializing in rural local exchange, catv and wireless transactions to individuals and companies.
     Mr. Sugarman also serves as CEO and has an equity investment in a rural local exchange company in central Maine, Mid-Maine Telecom. Mr. Sugarman, who has an MBA from the University of Buffalo, was at Frontier Corporation from 1984 to 1991 in a variety of positions. He was Manager of Construction and Engineering and directed their telecommunications acquisition program from 1988 to 1991. From mid-1991 to April 1993, Mr. Sugarman was director of telecommunications for Lynch Corporation, a diversified holding company with operations in manufacturing, communications and finance and currently serves as a director of West Enfield Communications, the parent company of Mid-Maine Telecom, and Hancock Telephone Company. Mr. Sugarman started Richfield Associates Inc. in early 1993 to provide consulting services to entities and individuals related to all aspects of telecommunications mergers and acquisitions and strategic planning. Mr. Sugarman was elected a Director of the Company in July 1997.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEES.

                              *     *     *     *

                                      (6)

                          REINCORPORATION IN DELAWARE
                               (PROPOSAL NO. 2)

General

The Board of Directors approved in June 1997, and recommends for shareholder approval, the change of the Company's state of incorporation from New York to Delaware (the "Reincorporation"). The Reincorporation will not result in any change in the capitalization, business, management, assets, liabilities or net worth of the Company. Reincorporation in Delaware will, however, allow the Company to take advantage of the modern and flexible provisions of the corporate laws of Delaware which are periodically updated and revised to meet changing business needs. The purpose and effects of the Reincorporation are summarized below.

Following the consummation of the Reincorporation, the separate corporate existence of US WATS, Inc., a New York corporation, shall cease. A Delaware corporation to be formed as a wholly-owned subsidiary of the Company will succeed by operation of law to all of the business, assets and liabilities of the Company. The mailing address, principal executive offices and telephone number of the Delaware corporation will be the same as those of the Company. The Company has preliminarily determined to use the name USWI Corp. ("USWI") for the Delaware corporation, although it is still assessing the most appropriate name to be used and may determine the final name of the Delaware corporation before or after the Annual Meeting. The name "USWI" has been used throughout the Proxy Statement and the Exhibits for purposes of convenience only.

AT THE EFFECTIVE TIME OF THE REINCORPORATION THE COMPANY WILL BE GOVERNED BY DELAWARE LAW, BY A NEW CERTIFICATE OF INCORPORATION AND BY NEW BY-LAWS, EACH OF WHICH WILL RESULT IN CHANGES IN THE RIGHTS OF THE SHAREHOLDERS.

Upon shareholder approval of the Reincorporation, the Company will be merged with and into USWI pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), resulting in a change in the Company's state of incorporation.
The Company will then be subject to the Delaware General Corporation Law and the Certificate of Incorporation and By-laws of USWI. These differ in certain respects from the Company's Certificate of Incorporation and By-laws and the New York Business Corporation Law ("NYBCL") which currently govern the Company. See "Changes in the Certificate of Incorporation and By-laws" on pages 9 through 14 hereof. Upon the effective date of the Reincorporation (the "Effective Date"), each outstanding share of Common Stock and the 9% Series of Preferred Stock of the Company automatically will be converted into one share of Common Stock or 9% Series of Preferred Stock, respectively, of USWI. Each share of Common Stock held in the Company's treasury will be cancelled.

Outstanding options to purchase shares of Common Stock of the Company will be converted into options to purchase the same number of shares of Common Stock of USWI. Each employee stock option plan and any other employee benefit plan to which the Company is a party, whether or not such plan relates to the Company's Common Stock, will be assumed by USWI and, to the extent any such plan provides for the issuance or purchase of the Company's Common Stock, will be deemed to provide for the issuance or purchase of shares of Common Stock of USWI.

The Common Stock of USWI will be listed on the NASDAQ Small-Cap market. Delivery of certificates for the Company's Common Stock issued prior to the effectiveness of the Reincorporation will constitute "good delivery" of shares in transactions subsequent to Reincorporation. Certificates representing shares of USWI Common Stock will be issued with respect to transfers consummated after the Reincorporation. New certificates will also be issued

                                      (7)
upon the request of any shareholder, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR CERTIFICATES OF USWI. OUTSTANDING STOCK CERTIFICATES OF THE COMPANY SHOULD NOT BE DESTROYED OR SENT TO THE COMPANY.

As part of its approval and recommendation of the Company's reincorporation in Delaware, the Board has approved, and recommends to the shareholders for their approval, the Merger Agreement pursuant to which the Company will be merged into USWI. The full text of the Merger Agreement is set forth as Exhibit A hereto. The discussion contained in this Proxy Statement is qualified in its entirety by reference to such Exhibit. For additional information and details relating to these and other changes, reference is made to the Certificate of Incorporation of USWI attached to this Proxy Statement as Exhibit B, the By-laws of USWI attached to this Proxy Statement as Exhibit C and the discussions in this Proxy Statement under "Principal Reasons for Changing the Company's State of Incorporation," "Changes in the Certificate of Incorporation and By-laws" and "Certain Differences Between the Corporation Laws of New York and Delaware." The discussion herein of the provisions of the Certificate of Incorporation and By-laws of USWI is qualified in its entirety by Exhibits B and C. Copies of the Certificate of Incorporation and By-laws of the Company are available for inspection at the principal office of the Company and copies will be sent to shareholders upon request.

Principal Reasons for Changing the Company's State of Incorporation

The Company's Board of Directors believes that the Reincorporation will provide flexibility for both the management and business of the Company.

Delaware is a favorable legal and regulatory environment in which to operate and where a substantial number of Fortune 500 companies are incorporated today. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Because of Delaware's long-standing policy of encouraging incorporation in that state, and consequently its preeminence as the state of incorporation for many major corporations, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. It is anticipated that Delaware corporate law will continue to be interpreted and explained in a number of significant court decisions which may provide greater predictability with respect to the Company's corporate legal affairs. Certain aspects of Delaware corporate law have, however, been criticized on the ground that they do not afford minority shareholders the same substantive rights and protections as are available in a number of other states. For a discussion of certain differences in shareholders rights and the powers of management under the Delaware General Corporation law and the NYBCL, see "Certain Differences Between the Corporation Laws of New York and Delaware" on pages 14 through 16 hereof.

Securities Act Consequences

The shares of USWI Common Stock to be issued in exchange for shares of Company Common Stock are not being registered under the Securities Act of 1933, as amended (the "1933 Act"). In that respect, USWI is relying on Rule 145(a)(2) of the Securities and Exchange Commission (the "SEC") under the 1933 Act, which provides that a merger which has as its sole purpose a change in the

                                      (8)
domicile of the corporation does not involve the sale of securities for purposes of the 1933 Act. After the Merger, USWI will be a publicly held company, its Common Stock is expected to be quoted on the NASDAQ Small-Cap Market and it will file with the SEC and provide to its shareholders the same type of information that the Company has previously filed and provided. Shareholders whose Company stock is fully tradable before the Merger will receive freely tradable USWI stock. Shareholders holding restricted stock of the Company will receive stock certificates of USWI bearing the same restrictive legend as appears an their present stock certificates, and their shares of stock in USWI will be subject to the same restrictions on transfer as those to which their present shares of stock in the Company are subject. For purposes of computing compliance with the holding period of Rule 144, shareholders will be deemed to have acquired their shares in USWI on the date they acquired their shares in the Company. In summary, USWI and its shareholders will be in the same respective position under the federal securities laws after the Merger as were the Company and its shareholders prior to the Merger.

No Change in Business and Capitalization

The Reincorporation will not result in any change in the capitalization, business, management, assets, liabilities or net worth of the Company. The Company's stock certificates will automatically be deemed to represent the same number of USWI shares as are represented by the Company's certificates prior to the Reincorporation. Upon consummation of the Reincorporation, the authorized number of shares of capital stock of USWI will be the same as that of the Company, and will consist of 30,000,000 shares of Common Stock, with a par value of one tenth of one cent ($.001) per share and 1,000,000 shares of Preferred Stock, with a par value of one cent ($.01) per share.

Changes in the Certificate of Incorporation and By-laws

The Merger Agreement provides that the Certificate of Incorporation and By-laws of USWI shall, at the effective time of the Merger, be the Certificate of Incorporation and the By-laws of the surviving corporation. Therefore, if the Merger Agreement is approved by the shareholders, and the Merger is consummated, certain rights of shareholders and directors of the Company that previously were governed by the Company's Certificate of Incorporation and By-laws will be governed by USWI's Certificate and By-laws. USWI's Certificate and By-laws are being presented to the shareholders of the Company for their approval as a part of the Reincorporation proposal. The following discussion sets forth the significant provisions of USWI's Certificate of Incorporation and By-laws and certain important differences between such new charter documents and the present charter documents of the Company. The discussion herein is qualified in its entirety by reference to USWI's Certificate of Incorporation and By-laws, which are attached as Exhibits B and C, respectively, to this Proxy Statement. Copies of the Company's existing Certificate of Incorporation and By-Laws are available to any shareholder upon request.

Capital Stock. The authorized capital stock of the Company currently consists of 30,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock'). The Company previously designated 150,000 shares of the Preferred Stock as the 9% Series of Preferred Stock.

The authorized capital stock of USWI will also consist of 30,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. The Board of Directors of USWI will be authorized to provide for the issuance of the preferred stock in series and to fix the number, designation, powers, preferences and rights of the shares of such series. Prior to the Merger, the Board of Directors of USWI will authorize the creation and issuance of the 9% Series of Preferred Stock that will be issued in the Merger in exchange for the outstanding shares of the 9% Series of Preferred Stock of the Company.

                                      (9)

Preemptive Rights and Cumulative Voting. The Company's Certificate of Incorporation provides that no shareholder shall have preemptive rights to acquire unissued shares of the stock of the Company or ungranted rights or options to purchase such stock. Because such preemptive rights are not granted in the Certificate of Incorporation of USWI, similarly, shareholders will not have preemptive rights to subscribe to any additional shares of stock of USWI.

The Certificate of Incorporation of USWI, like the Company's current Certificate of Incorporation, does not provide for cumulative voting in the election of directors. Therefore, under Delaware law, in the election of directors of USWI, the holders of a majority of the voting power of the Company will be entitled to elect all of the directors of USWI.

Compromises with Creditors and Shareholders. Delaware law provides that a certificate of incorporation may contain a provision allowing for a compromise or arrangement between a corporation and its creditors or shareholders. Under such provision, whenever such a compromise or arrangement is proposed, a Delaware court may order a meeting for the purpose of eliciting an agreement to the compromise or the arrangement which would be binding on all such creditors and/or shareholders and the corporation. The Certificate of USWI contains such a provision, whereas the same is not available under the Company's current charter documents.

Adoption, Amendment or Repeal of By-laws. The Company's By-laws provide that the By-laws may be altered, amended, repealed or made, and the By-laws of USWI may be altered, amended, repealed or adopted, by a vote of the shareholders representing a majority of all of the shares outstanding and entitled to vote, at any annual shareholders' meeting or at any special shareholders' meeting called for that purpose, or by a majority of the Board of Directors at any regular or special meeting.

The Certificate of Incorporation and the By-laws of USWI also provide that both the Board of Directors and the shareholders of USWI have the right to alter or repeal the By-laws, or to adopt new By-laws.

Limitation of Liability of Directors. The Company's Certificate of Incorporation provides that the personal liability of a Director is eliminated to the fullest extent permitted by Section 402(b) of the NYBCL. Under the NYBCL, a corporation may eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, but personal liability may not be eliminated or limited in the case of a judgment or final adjudication adverse to the director in which it is established that (1) his acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law, or that he personally gained a financial profit or other advantage to which he was not legally entitled, or (ii) he voted for or concurred in a corporate action that violated the NYBCL with respect to the declaration of dividends, purchase of shares of the corporation, distribution of assets after dissolution or making loans. The Certificate of USWI provides that a director of USWI will not be personally liable to USWI or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that Delaware law expressly provides that a director's liability may not be limited. This provision, which is permitted under Delaware law, does not limit the personal liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of a dividend or an unlawful stock purchase or redemption by USWI, or (iv) for any transaction from which the director derived an improper personal benefit. The directors of USWI have a personal interest in these provisions and may personally benefit from them, even at the potential expense of the shareholders of USWI.

Indemnification of Directors and Officers. In general, the provisions of Delaware and New York law regarding indemnification of directors and officers of a corporation are similar. Under each state's law, a corporation generally has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other

                                     (10)
than one brought by or in the right of the corporation, because such person is or was a director or officer of the corporation, against expenses, judgments, fines, and amounts paid in settlement that are incurred in connection with such action, suit or proceeding, if he acted in good faith and, under Delaware law, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or under New York law, in a manner which he reasonably believed to be in the best interests of the corporation, and, in any criminal action or proceeding, in addition, had no reasonable cause to believe his conduct was unlawful. The laws of both states also provide that a corporation may indemnify any officer or director involved in any action, suit or proceeding brought against him by or in the right of the corporation against expenses, and under New York law, amounts paid in settlement, if his actions met the above described standard of conduct. Both states' laws also provide that a corporation must indemnify an officer or director who is successful on the merits otherwise in the defense of any such action, suit or proceeding. Indemnification is prohibited under both states' laws in actions brought by the corporation where the director or officer has been adjudged liable to the corporation or under New York law where the action is settled or otherwise disposed of, unless the court determines that under the circumstances he is fairly and reasonably entitled to indemnity for such portion of his expenses as the court deems proper. Delaware and New York law permit the corporation to pay expenses in advance of the final disposition of the action, suit or proceeding, provided the director or officer agrees to repay such amounts if it is subsequently determined by a court that he is not entitled to indemnification. Under New York law, if indemnification payments made to an officer or director have not been approved by a court or the shareholders, the Company must give notice to its shareholders of the person to whom indemnification payments have been made and the amounts paid for indemnification and the nature and status of the litigation. In addition, under New York law, if action with respect to the indemnification of any director or officer is taken by an amendment to the By-laws, resolution of directors or agreement, shareholders also must be similarly notified. Delaware law does not require that notice of indemnification be given to shareholders. Both New York and Delaware law authorize the corporation to provide its directors and officers with insurance against liabilities that they may incur as directors and officers.

The By-laws of USWI provide that USWI must indemnify its directors and officers to the maximum extent allowed by Delaware law. The By-laws of USWI also require USWI to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding in the manner and to the full extent permissible under Delaware law. The general effect of the By-laws of USWI is to require that USWI indemnify its directors and officers in cases where Delaware law would otherwise permit, but not require, indemnification. The directors and officers of USWI have a personal interest in these provisions and may personally benefit from them, even at the potential expense of the shareholders of USWI.

The rights to indemnification provided in the By-laws of USWI are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. In addition, the By-laws of USWI authorize USWI to maintain insurance an behalf of any person who is or was a director, officer, employee or agent of USWI or is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not USWI would have the power to provide indemnification to such person.

The Company's Certificate of Incorporation currently provides for indemnification of its officers and directors, to the fullest extent permitted under the NYBCL. The general effect of this provision is to require the Company to indemnify its directors and officers in cases where New York law would otherwise permit, but not require indemnification. This right to indemnity is not exclusive of any other right to indemnification which such person may be entitled by resolution, By-law, agreement or otherwise as to any action in any capacity in which such person served at the request of the Company.

                                     (11)

The Company has entered into indemnification agreements with each of Messrs. Aaron Brown, Stephen Parker and Kevin O'Hare. These indemnification agreements contractually obligate the Company to indemnify each of such persons for actions taken, or omitted to be taken, by them as officers and directors of the Company to the maximum extent allowed by law.

There is currently pending against the Company, and Messrs. O'Hare, Brown and Parker, a lawsuit instituted by a former officer of the Company. The Company intends to advance to these individuals amounts sufficient to pay their expenses in defending this suit. ( See "Legal Proceedings").

Shareholder Action by Written Consent. Under New York law, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by shareholders of all outstanding shares entitled to vote thereon. The Company's current By-laws expressly provide that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent to such action is signed by the holders of all of the outstanding shares entitled to vote on such action.

Under Delaware law and USWI By-laws, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting by majority shareholder consent. Thereafter, under Delaware law, prompt notice of action taken without a meeting by less than unanimous written consent must be sent to the shareholders of the corporation who have not consented in writing.

The Board of Directors believes that the ability of the shareholders to take action by majority shareholder consent is in the best interests of USWI and its shareholders. The majority shareholder consent procedure may allow the company to take certain corporate action on a more expeditious basis than would be possible if it had to call a shareholders' meeting to consider the matter.

Quorum; Required Vote for Shareholder Action. The Company's current By-laws provide that, except in the case of a special election of directors under
Section 603 of the NYBCL, in which case the shareholders attending the meeting shall constitute a quorum, a majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The current By-laws of the Company provide that directors shall be elected by a plurality of the votes cast, and that other actions must be approved by a majority of the votes cast, unless New York law requires a different percentage for approval of the matter. The NYBCL, requires, in general, that certain fundamental corporate transactions, including a merger, consolidation, sale of assets or dissolution of a corporation be approved by the affirmative vote of two-thirds of the outstanding shares entitled to vote thereon.

The By-laws of USWI provide that the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by law or by the Certificate of Incorporation. The Certificate of USWI does not contain any provisions with respect to shareholder quorums. The By-laws of USWI also provide that when a quorum is present at any meeting, except for elections of directors, which shall be decided by plurality vote, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Delaware law requires, in general, that certain fundamental corporate transactions, including a merger, consolidation, sale of assets or dissolution of a corporation be approved by the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

Record Dates. The current By-laws of the Company authorize the directors of the Company to fix a record date for determining shareholders entitled to vote at any meeting of shareholders, to express consent to corporate action in

                                     (12)
writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of shares or any other lawful action. Such record date must be not more than 50 days or not less than 10 days prior to the date of such meeting nor more than 50 days prior to any other action which the particular action requiring such determination of shareholders is to be taken.

The By-laws of USWI authorize the directors of the Company to fix a record date for similar purposes, as well as to determine the shareholders entitled to consent to corporate action in writing without a meeting. Such record date must not precede the date on which the resolution fixing the record date is adopted by the Board. In the case of a meeting of shareholders, the record date cannot be more than 60 nor less than 10 days before the date of the meeting; and in the case of consents in writing without a meeting, the record date cannot be more than 10 days after the date the resolution fixing the record date is adopted by the directors. In other cases, the record date may not be more than 60 days before the payment, allotment, change, conversion, exchange or other action.

Special Meetings of Shareholders. Pursuant to the Company's current By-laws, special meetings of shareholders generally may be called at any time by the president, a majority of the entire Board of Directors or the holders of not less than one-third of the number of shares entitled to vote if requested in writing. Under the By-laws of USWI, special meetings of the shareholders of USWI may be called by the Chief Executive Officer or a majority of the Board of Directors.

Filling Vacancies on the Board of Directors. The By-laws of USWI provide that vacancies on the Board of Directors and newly-created directorships resulting from any increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Under the By-laws of USWI and Delaware law, if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire Board of Directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of shareholders holding at least 10 percent of the total number of shares at the time outstanding having the right to vote for such directors, order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

The Company's current By-laws provide that any Director may tender his resignation at any time. Any Director or the entire Board of Directors may be removed, with or without cause, by vote of the shareholders. In the interim between annual meetings of shareholders or special meetings of shareholders called for the election of Directors or for the removal of one or more Directors and for the filling of any vacancy in that connection, newly created Directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the resignation or removal of Directors for cause or without cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.

Notifications of Nominations and Proposed Business. USWI's By-laws provide that nominations for the election of directors and business to be brought before any stockholders' meeting may be made or proposed by or at the direction of the Board of Directors of USWI, USWI's Chief Executive Officer, a proxy committee appointed by the Board of Directors, or by any stockholder entitled to vote in the election of directors generally. Under the USWI By-laws, a stockholder wishing to nominate a person for election as a director or to propose business to be brought before a stockholders' meeting, must give USWI prior written notice of his intent to make the nomination or to propose business a specified period of time prior to the meeting. To be timely, a stockholder's notice must be received by USWI not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's Annual Meeting or, in the case of a Special Meeting, not earlier than the 90th day before such meeting and not later than the later of the 70th day prior to such meeting and the 10th day following the day on which notice of the meeting was

                                     (13)
mailed or public announcement of the date of such meeting was made, whichever first occurs. The stockholder's notice must set forth: (1) the name and address of the stockholder intending to make a nomination or propose business and the name of the person or persons to be nominated or the business to be presented; (2) a representation that the proposing stockholder is a holder of record of stock of USWI and is entitled to vote at the meeting and that he intends to appear in person or by proxy at the meeting to nominate the person specified in the notice or to make the proposal to the meeting; (3) a description of all arrangements or understandings between the proposing stockholder and each nominee for director and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder or the business is to be proposed; (4) such other information regarding the nominee or business to be proposed by such stockholder as would be required to be included in a proxy statement filed under the SEC's rules had the nominee been nominated or the matter been proposed by the Board of Directors; and (5) if applicable, a consent of each nominee to serve as director of the Company if elected.

     The Company's existing By-laws do not contain any provision for advance notification to the Company of a stockholder's intention to nominate individuals for election as directors or to propose business at a stockholders' meeting.

Certain Differences Between the Corporation Laws of New York and Delaware

Although it is impractical to compare all of the differences between the laws of New York and the laws of Delaware, among the differences are the right under Delaware law to merge or dissolve the Company with the approval of the holders of only a majority of, rather than two-thirds of, the Company's shares, as provided under the NYBCL, the right under Delaware law to take corporate action without a shareholders' meeting upon the written consent of less than all shareholders, which under the NYBCL and the Company's charter documents requires the written consent of all shareholders, the minimum size of the Board of Directors and committees of the Board of Directors, the right of a Board of Directors of a Delaware corporation to authorize loans to corporate directors who are officers or employees and the right under Delaware law to issue stock options without seeking shareholder approval. In addition, Delaware's appraisal rights provisions are more limited. This summary does not purport to be a complete statement of the differences between the NYBCL and the DGCL and related laws affecting shareholders, rights, and the summary is qualified in its entirety by reference to the provisions of these laws.

Vote Required for Certain Extraordinary Corporate Transactions. New York law requires the affirmative vote of the holders of two-thirds of all of a corporation's outstanding shares entitled to vote thereon to authorize a merger, consolidation, share exchange, dissolution or disposition of substantially all of its assets. The DGCL requires the affirmative vote of only a majority of the outstanding stock entitled to vote thereon to authorize any such action, unless otherwise expressly provided in the certificate of incorporation. In addition, Delaware law permits a merger without approval of the shareholders of the surviving corporation if, among other things, no charter amendment is involved, each outstanding share of Common Stock is to be an identical share of the surviving corporation after the merger, and the merger results in no more than a 20% increase in outstanding shares of Common Stock of such corporation, unless otherwise expressly provided in the certificate of incorporation.

Corporate Action without a Shareholders Meeting. New York law does not permit shareholders to take corporate action by majority written consent. Delaware law permits corporate action without a meeting of shareholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation expressly provides otherwise. Thereafter, under Delaware law, prompt notice of such action must be sent to all shareholders of the Company who did not consent to such action.

                                     (14)

Dissenters' Rights. New York law provides that, upon compliance with the applicable requirements and procedures, a dissenting shareholder has the right to receive the fair value of his or her shares if he is entitled to vote and objects to (i) certain mergers, (ii) certain share exchanges, (iii) a consolidation, (iv) a disposition of assets requiring shareholder approval and
(v) certain amendments to the certificate of incorporation which adversely affect the rights of such shareholder. Delaware law provides such appraisal rights only in the case of a shareholder objecting to certain mergers or consolidations, and such appraisal rights do not apply (i) to shareholders of the surviving corporation in a merger if shareholder approval of the merger is not required or (ii) to any class of stock which is either listed on a national securities exchange or held of record by more than 2,000 holders unless shareholders are required to accept for their shares in the merger or consolidation anything other than Common Stock of the surviving or resulting corporation or Common Stock of another corporation that is so listed or held (and cash in lieu of fractional shares).

Preemptive Rights. Under the NYBCL, unless a corporation's certificate of incorporation provides otherwise, shareholders generally have preemptive rights to acquire unissued securities or rights to purchase securities of a New York corporation before a corporation may offer them to other persons. Under Delaware law, stockholders do not have preemptive rights unless the Certificate of Incorporation specifies that they do. The Certificate of Incorporation of US WATS New York expressly disclaims preemptive rights and the Certificate of Incorporation of USWI does not provide preemptive rights. Accordingly, the Reincorporation will not change the current rights of the Company's shareholders in this regard.

Dividends. Under both New York and Delaware law, a corporation may generally pay dividends out of surplus. In addition, Delaware law permits a corporation, under certain circumstances, to pay dividends, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The Company currently has no plans to pay dividends on its Common Stock.

Number of Directors; Size of Committees. Under New York law, the board of directors and each committee of the board of directors of corporations such as the Company must consist of three or more directors. The number of directors may be increased or decreased to not less than three by amendment of the by-laws or by action of the shareholders or of the board under the specific limitation of a by-law adopted by the shareholders, subject to certain limitations. Under Delaware law, a board of directors or a committee of the board of directors may consist of a single director. If the certificate of incorporation does not specify the number of directors, the board of directors may fix or change the authorized number of directors pursuant to a provision of the by-laws.

Classification of the Board of Directors. New York law permits a classified board of directors with as many as four classes but forbids fewer than three directors in any class. Delaware law permits a classified board of directors with as many as three classes with staggered terms of office with only one class of directors coming up for election each year, and does not forbid fewer than three directors in any class.

Loans to Directors. New York law prohibits loans to directors unless authorized by a vote of shareholders other than the borrower. Delaware law permits transactions between a company and a director if a majority of disinterested directors are made aware of the material facts of the transaction and approve such transaction. Delaware law permits the Board of Directors, without shareholder approval, to authorize loans to officers and employees, including officers who are also corporate directors, whenever the directors reasonably expect such loan to benefit the corporation.

Rights and Options. New York law requires shareholder approval of the issuance of any rights or options to directors, officers or employees. Delaware law does not require shareholder approval of such issuances.

                                     (15)

Consideration for Shares. New York law provides that neither obligations of the subscriber for future payments nor obligations of the subscriber for future services shall constitute payment or part payment for the issuance of shares by a corporation. Furthermore, certificates for shares may not be issued until the full amount of the consideration therefor has been paid (except in the case of shares purchased pursuant to stock options under a plan permitting installment payments). Delaware law provides that shares of stock may be issued, and deemed to be fully paid and nonassessable, if the corporation receives consideration (in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof) having a value not less than the par value of such shares and the corporation receives a binding obligation of the subscriber to pay the balance of the subscription price.

Inspection of Shareholder's List. New York law provides that a shareholder may inspect a shareholders' list on at least 5 days' written demand if such person
(i) has been a shareholder for at least 6 months immediately preceding his demand or (ii) holds, or is authorized in writing by the holders of, at least 5% of any class of outstanding shares. The corporation has certain rights calculated to assure itself that the demand for inspection is not for a purpose or interest other than that of the corporation. Delaware law permits any shareholder, upon written demand, to inspect the shareholder's list for a purpose reasonably related to such person's interest as a shareholder and, during the 10 days preceding a shareholders' meeting, for any purpose germane to that meeting.

Business Combination Statutes. New York law restricts certain business combinations between a "resident domestic corporation" and an interested shareholder. The NYBCL defines "resident domestic corporation" as any corporation that, among other things, has its principal executive offices and significant business operations in New York or has at least 250 or 25% of its employees in New York. As a result, these provisions currently would not apply to the Company. Delaware prohibits any "business combination" between a Delaware corporation and an "interested shareholder" for three years following the date that the interested shareholder became an interested shareholder unless (i) prior to that date the Board approved the business combination or the transaction that resulted in the interested shareholder becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder the interested shareholder held at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced (not counting shares owned by persons who are both officers and directors and certain shares in employee stock plans), or (iii) on or subsequent to such date the business combination is approved by the board and at least two-thirds of the outstanding shares of voting stock not owned by the interested shareholder. The Delaware statute defines "interested shareholder" as any person who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is determined whether a shareholder is interested. Unlike New York, Delaware does not require that the corporation's principal executive office and significant operations be located within the state in order to be covered by this law.

The Board of Directors of the Company may terminate the Reincorporation at any time prior to the effective date of the merger, whether before or after approval by the shareholders of the Company, if (i) the Reincorporation shall not have received the requisite approval of the shareholders of the Company; or
(ii) the Board of Directors of the Company determines, in its sole discretion, that the Reincorporation would be inadvisable or not in the best interests of the Company and its shareholders.

Federal Income Tax Consequences

Under current law the Reincorporation will constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the principal Federal income tax consequences of the Reincorporation will be as set forth below. No ruling has been requested from the Internal Revenue Service confirming the Federal income tax consequences of the Reincorporation.

                                     (16)

Assuming the Reincorporation qualifies as a reorganization under Section 368 of the Code, no gain or loss will be recognized to holders of US WATS New York shares who exchange their US WATS New York shares solely for USWI shares. Current holders of US WATS New York shares will have the same tax basis in the shares of USWI received in the Reincorporation as the basis in the shares of US WATS New York exchanged therefor, and their holding period for the shares of USWI will include the period during which the shares of US WATS New York were held, provided such shares of US WATS New York were held as capital assets on the Effective Date.

No Dissenters' Rights of Appraisal

Shareholders who do not consent to the Reincorporation proposal do not have dissenters' appraisal rights with respect to the shares held by them.

Required Vote

Shareholder approval of the Reincorporation proposal is required by the NYBCL. Approval of the Reincorporation proposal requires the affirmative vote of the holders of two-thirds of the outstanding shares of the Company's Common Stock. If a proxy is marked as "withhold authority" or "abstain" on this proposal, or if instructions are given that no vote be cast on this proposal, the shares represented by such proxy will not be voted on this proposal. Abstentions and broker and other specified non-votes on the Reincorporation proposal will have the same effect as casting a vote against the Reincorporation proposal. Approval of the Reincorporation proposal constitutes approval of the Merger Agreement and Merger, and USWI's Certificate of Incorporation and By-Laws.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS A VOTE "FOR" THE REINCORPORATION FROM NEW YORK TO DELAWARE.

                   *         *         *         *         *


                    APPROVAL OF THE 1997 STOCK OPTION PLAN
                               (PROPOSAL NO. 3)


In June 1997, the Board of Directors approved the US WATS, Inc. 1997 Stock Option Plan (the "Plan") in order to provide an incentive to non-employee directors and to officers and certain other key employees of and consultants to the Company by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the Company. The Plan provides for the award of options (each an "Award") representing or corresponding to up to 3,000,000 shares of Common Stock. The market value of the shares reserved for issuance under the Plan at July 11, 1997, was $4,593,750 or $1.53125 per share (based on the last sale price of the Company's Common Stock on such date). Any Award issued under the Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for Award under the Plan.

Description

     THE FOLLOWING DESCRIPTION OF THE PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PLAN WHICH IS SET FORTH AS EXHIBIT D TO THIS PROXY STATEMENT.

                                     (17)

     The Committee Administers the Plan. The Committee, as defined in the Plan, or, if there is no Committee, the full Board of Directors of the Company (the "Board"), has the full power and authority, subject to the provisions of the Plan, to designate participants, grant Awards and determine the terms of all Awards. The Committee or full Board, as appropriate, has the right to make adjustments with respect to Awards granted under the Plan in order to prevent dilution of the rights of any holder. Members of the Committee are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and outside directors within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Options Issued Under the Plan. The terms of specific options are determined by the Committee or full Board, as appropriate. Options granted may be non-qualified stock options ("NQSO's") or incentive stock options within the meaning of Code Section 422 ("ISO's"). The exercise price per share for an NQSO is subject to the determination of the Committee or full board, as appropriate (except that those who own over 10% of the Company's voting stock and reside in California are granted NQSO's at 110% of the fair market value on the date of grant). Incentive stock options may not be granted at less than 100% of the fair market value of the Common Stock of the Company at the date of grant, except for owners of over 10% of the Company's voting stock, who are granted ISO's at 110% of the fair market value. Each option will be exercisable for the period or periods specified in the option agreement, which will not exceed 10 years from the date of grant. The option will be exercisable in such installments and on such dates as the Committee or full Board specifies, except that options given to California residents will be exercisable at a rate of at least 20% per year over five year from the date of grant.

     Upon the exercise of an option, the optionee shall pay to the Company the exercise price plus the amount of the required Federal and state withholding taxes, if any. Options may be exercised and the withholding obligation may be paid for with cash and, with the consent of the Committee or full Board, as appropriate, shares of Common Stock, other securities (including options) or other property. The period after termination of employment during which an option may be exercised is as determined by the Committee, or full Board, as appropriate. Each option is nontransferable other than by will or the laws of descent and distribution, except where an NQSO agreement provides otherwise.

Amendment. The full Board may suspend or terminate the Plan and the Committee may alter outstanding options, except that shareholders' consent is necessary to change the class of employees eligible to receive ISOs, increase the maximum number of ISOs to be granted (except for capital adjustments), alter the duration of any ISO or for amendments requiring shareholder approval pursuant to Treas. Reg. Sec. 1.162- 27(e)(4)(vi).

Indemnification. The Committee, or full Board, as appropriate, is indemnified under the Plan against certain costs and expenses reasonably incurred by them in connection with a claim, and amounts to be paid to settle or paid in satisfaction of a judgment if no finding of willful misconduct or recklessness is made.

Awards Granted

No options have been granted to date under the Plan. Eligible persons may receive grants under the Plan in the future at the discretion of the Compensation Committee or Board, as appropriate.

Federal Income Tax Consequences

Based on the advice of counsel, the Company believes that the normal operation of the Plan should generally have, under the Code and the regulations and rulings thereunder, all as in effect on July 1, 1997, the principal Federal

                                     (18)
income tax consequences described below. It should be noted that the consequences described below do not take into account any changes to the Code or the regulations thereunder which may occur after July 1, 1997.

     (a) Incentive Stock Options. To the extent options issued under the Plan qualify as ISOs under Section 422 of the Code, the principal Federal income tax consequences to each optionee and to the Company should generally be as follows:

     (1) The optionee will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of an ISO. Moreover, the optionee will not recognize taxable income and the Company will not be entitled to a deduction upon the exercise by the optionee of an ISO, provided the optionee was an employee of the Company or any of its subsidiary corporations, as defined in Section 424(f) of the Code during the entire period from the date of grant of the ISO until three months before the date of exercise (increased to 12 months if employment ceased due to total and permanent disability). However, an amount, generally equal to the excess of the fair market value of the Common Stock over the exercise price at the time of exercise, will ordinarily be included in the optionee's alternative minimum taxable income in the year of exercise. The employment requirement is waived in the event of the optionee's death. (Of course, in all of these situations, the ISO itself may provide a shorter exercise period after employment ceases than the allowable period under the Code.)

     If the employment requirements described above are not met, the tax consequences relating to NQSOs (discussed below) will apply.

     (2) If the optionee disposes of the Common Stock acquired under an ISO after at least two years following the date of grant of the ISO and at least one year following the date of transfer of the Common Stock to the optionee following exercise of the ISO, the optionee will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price, assuming such Common Stock was held by the optionee as capital assets.

     (3) If the optionee makes a disqualifying disposition of the Common Stock (that is, disposes of the Common Stock within two years after the date of grant of the ISO or within one year after the transfer of the Common Stock to the optionee), but all other requirements of Section 422 of the Code are met, the optionee will generally recognize ordinary income upon disposition of the Common Stock in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. Disqualifying dispositions of Common Stock may also, depending upon the sales price, result in either long-term or short-term capital gain or loss under the Code rules which govern other stock dispositions, assuming that the Common Stock is held as a capital asset.

     (4) Where all requirements of Section 422 of the Code, including the holding and employment requirements described in (1) and (2) above, are met, the Company is not entitled to any Federal income tax deduction with respect to the ISO. In those cases where any of such requirements are not met, the Company will be allowed a Federal income tax deduction to the extent of the ordinary income includible in the optionee's gross income in accordance with the provisions of Section 83 of the Code (and Section 162(m) of the Code, to the extent applicable) and the regulations thereunder.

     (b) Nonqualified Stock Options. To the extent options, when granted, are NQSOs, or to the extent options, when granted, are intended to be ISOs but fail to qualify as such, the principal Federal income tax consequences to each optionee and to the Company should generally be as follows:

     (1) The optionee will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of an NQSO.

                                     (19)

     (2) Generally, the optionee will recognize ordinary income at the time of the exercise of the NQSO, in an amount equal to the excess of the fair market value of the Common Stock at the time of such exercise over the exercise price.

     (3) The Company will be entitled to a deduction to the extent of the ordinary income recognized by the optionee in accordance with the rules of
Section 83 of the Code (and Section 162(m), to the extent applicable) and the regulations thereunder.

     (4) Gain or loss recognized by the recipient upon a subsequent disposition of such Common Stock will be short- or long-term capital gain or loss, if such Common Stock is otherwise a capital asset in the hands of the recipient.

     (5) Section 162(m) of the Code limits the extent to which the remuneration paid to the Chief Executive Officer and the four highest compensated executives (other than the Chief Executive Officer) (collectively, the "Covered Employees") is deductible by a corporation when the annual remuneration for any of these officers exceeds $1,000,000 in a calendar year. Remuneration for purposes of Section 162(m) includes cash compensation and noncash benefits paid for services (including, with respect to NQSOs, the difference between the exercise price and the market value of the stock at the time of exercise), subject to certain exclusions. Approval of the Plan by the Company's stockholders will prevent the spread upon exercise of NQSOs from treatment as remuneration for purposes of Section 162(m) so that if any remuneration paid to any of the Covered Employees exceeds $1,000,000 in the future, any compensation recognized upon the exercise of the NQSOs granted under the Plan will be deductible by the Company.

Required Vote

Stockholder approval of the Plan is required under the NYBCL and for purposes of Section 422 of the Code (relating to the federal income tax treatment of ISOS described under the caption, "Federal Income Tax Consequences" above). If not approved by the stockholders, the Plan will be null and void. To date, no options have been granted under the Plan. Upon stockholder approval of the Plan, the Company will have the authority to grant options to its directors, officers, and key employees from time to time as determined by the Committee. Consequently, the Company's executive officers and directors have an interest in the approval of the Plan.

     Adoption of the Plan will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock. If a proxy is marked as "withhold authority" or "abstain" on this proposal, or if specific instructions are given that no vote be cast on this proposal ("specified non-vote"), the shares represented by such proxy will not be voted on this matter.
Accordingly, abstentions and broker and other specified non-votes will have the effect of a vote against the proposal.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 1997 STOCK OPTION PLAN.


                   *         *         *         *         *


                 RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

On January 12, 1996, the Company replaced Baratz & Associates, P.A. as the principal accountant for the Company and its subsidiaries. The former

                                     (20)
principal accountant's reports on the Company's financial statements for the most recent two fiscal years audited by them (i.e. 1994 and 1995) did not contain an adverse opinion or a disclaimer of opinion, nor were its opinions qualified or modified as to uncertainty, audit scope or accounting principles. The Company's decision to replace Baratz & Associates as its principal accountant was approved by the Board of Directors. During such two most recent fiscal years and the subsequent interim period preceding the Company's replacement of its principal accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Rudolph, Palitz LLP was the Company's independent accountant with respect to the consolidated financial statements of the Company during the fiscal year ended December 31, 1996. On March 14, 1997, the Company replaced Rudolph, Palitz LLP as the principal accountant for the Company and its subsidiaries. The former principal accountants' report on the Company's consolidated financial statements for 1996 did not contain an adverse disclaimer or opinion, nor was its opinion qualified or modified as to uncertainly, audit scope or accounting principles. The decision to replace Rudolph, Palitz as its accountant was approved by the Board of Directors. During 1996 and through the date of their replacement, there were no disagreements with Rudolph Palitz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

On March 14, 1997, the Company engaged as its new principal accountant Deloitte & Touche LLP. During the two most recent fiscal years and through the date of their appointment, the Company has not consulted with Deloitte & Touche LLP on matters of the type contemplated by Item 304(a)(2) of Regulation S-K. Deloitte & Touche will be the Company's principal accountant for the 1997 fiscal year. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.


                   *         *         *         *         *


                            EXECUTIVE COMPENSATION


                          Summary Compensation Table

The following table shows for the years ended December 31, 1994, 1995 and 1996, certain compensation paid or accrued by the Company for services by the Company's Chief Executive Officer and its next four most highly compensated executive officers (the "Named Officers") for the years indicated. Although several of the Company's Named Officers are no longer employed by the Company, information is provided with respect to these officers because the rules and regulations of the Securities and Exchange Commission require disclosure for those officers who were employed by the Company at the end of 1996 and/or received salaries from the Company in excess of $100,000 in fiscal 1996. For information about the employment status of the Named Officers and the current executive officers of the Company, see the footnotes to this Summary Compensation Table and the section entitled "Executive Officers."

                                     (21)

                         SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Long Term Compensation
                                                                            ------------------------------------------
                        Annual Compensation                                               Awards            Payouts
----------------------------------------------------------------------------------------------------------------------------------
Name                                                                Other       Restricted       Common                     All
and                                                                Annual          Stock          Stock       LTIP         Other
Principal                            Salary          Bonus          Comp.(1)      Awards       Underlying    Payouts       Comp.
Position               Year            ($)            ($)            ($)           ($)         Options (#)     ($)        ($) (2)
----------------------------------------------------------------------------------------------------------------------------------
Kevin M. O'Hare,        '96            8,333          --             --             --         1,000,000       --            --
President and           '95              N/A          N/A            N/A            N/A           N/A          --           N/A
Chief Executive         '94              N/A          N/A            N/A            N/A           N/A          --           N/A
Officer(3)

Aaron R. Brown,         '96          165,000          --             --             --             --          --          1,116
Former Chief            '95          160,000          --             --             --         600,000(5)      --          1,932
Executive Officer       '94          149,063          --             --             --             --          --          1,070
and Treasurer(4)

Stephen J. Parker,      '96          165,000          --             --             --             --          --          2,065
Secretary(6)            '95          160,000          --             --             --         600,000(5)      --          4,332
                        '94          149,063          --             --             --             --          --          3,098

Mark Scully,            '96          150,000          --             --             --            --           --           --
Former President(7)     '95          100,000          --             --             N/A        850,000(8)      --           --
                        '94            N/A            N/A            N/A            N/A        150,000(9)      N/A          N/A

Ward G. Schultz         '96          121,666          --             --             --           --            --           --
Chief Financial         '95           94,000        37,500(11)       --             --         100,000         --           --
Officer(10)             '94           75,301          --             --             --         200,000         --           --



(1) For 1994, 1995 and 1996 the aggregate amount of such Other Annual Compensation for each named officer is not reportable under SEC rules because such amount is neither $50,000 or 10% of the total salary and bonus for such named officer.

(2) Includes amounts paid for life insurance of the named officer where the Company is not the beneficiary of the policy.

(3) Mr. O'Hare became President and Chief Executive Officer of the Company on December 16, 1996.

(4) Mr. Brown resigned his positions with the Company as Chief Executive Officer and Treasurer effective December 16, 1996, but remained a Director of the Company at the end of fiscal 1996.

(5) On May 11, 1995, the Company agreed to issue each of Messrs. Brown and Parker warrants to purchase 600,000 shares of the Company's Common Stock in consideration for their limited personal guarantees provided in connection with the Company's revolving credit facility. The warrants were issued after the rescission of a transaction consisting of a stock grant and option cancellation described under "Certain Relationships and Related Transactions."

(6) Mr. Parker resigned his position with the Company as Chief Operating Officer on December 16, 1996.

(7) Mr. Scully terminated employment as President of the Company on December 30, 1996.

                                     (22)

(8) Mr. Scully's options to purchase 850,000 shares of the Company's Common Stock terminated upon his termination as President on December 30, 1996. Mr. Scully has instituted litigation against the Company and Messrs. O'Hare, Brown and Parker in connection with his termination. (See "Legal Proceedings").

(9) Represents options to purchase 150,000 shares of the Company's Common Stock granted outside of any benefit plan granted to Olney Telecom, Inc. on December 12, 1994, as compensation for its services as an independent contractor. Mr. Scully, the sole owner of Olney Telecom, may be deemed to be the beneficial owner of such options and underlying shares.

(10) Mr. Schultz terminated employment as Chief Financial Officer of the Company on February 27, 1997. Mr. Schultz' options to purchase 300,000 shares of Common Stock terminated upon his termination as Chief Financial Officer on February 27, 1997.

(11) Represents the fair market value on April 27, 1995 ($.75 per share) of 50,000 shares of the Company's Common Stock awarded to Mr. Schultz as compensation for his services as an executive officer of the Company.

Option Grants In Last Fiscal Year

The following table summarizes the number of options granted to Named Officers during the year ended December 31, 1996. The Company did not grant any stock appreciation rights in 1996.

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Potential Realizable
                     Number of Shares of                                                                    Value of Assumed
                        Common Stock              Percent of Total                                       Annual Rates of Stock
                     Underlying Options           Options Granted       Exercise         Expiration      Price Appreciation for
Name                      Granted                 in Fiscal Year(1)      Price             Date             Option Term(2)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                             5%          10%
--------------------------------------------------------------------------------------------------------------------------------
Kevin M. O'Hare          600,000                      29%                 $1.03125        12/16/01         $170,949   $377,753
                         125,000(3)                    6%                 $1.50000        12/16/01         $  5,146   $ 48,230
                         125,000(3)                    6%                 $2.00000        12/16/01         $      0   $      0
                         125,000(3)                    6%                 $2.50000        12/16/01         $      0   $      0
                         125,000(3)                    6%                 $3.00000        12/16/01         $      0   $      0
--------------------------------------------------------------------------------------------------------------------------------
Aaron R. Brown              --                         --                     --              --               --        --
--------------------------------------------------------------------------------------------------------------------------------
Stephen J. Parker           --                         --                     --              --               --        --
--------------------------------------------------------------------------------------------------------------------------------
Mark Scully                 --                         --                     --              --               --        --
--------------------------------------------------------------------------------------------------------------------------------
Ward G. Schultz             --                         --                     --              --               --        --
--------------------------------------------------------------------------------------------------------------------------------


(1) Based upon options to purchase a total of 2,045,000 shares granted to all officers and employees of the Company in 1996 under its Amended and Restated Stock Option Plan or its predecessor plans.

(2) These amounts represent hypothetical gains that could be achieved for the respective stock options if exercised at the end of the option term.
     These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.


                                     (23)

(3) Options to purchase a total of 500,000 shares of the Company's Common Stock were granted to Mr. O'Hare that will vest upon the attainment of certain performance criteria. Each 125,000 share increment underlying the option becomes exercisable, or vests, provided the average of the closing bid and asked prices of the Common Stock equals or exceeds $1.50, $2.00, $2.50 and $3.00 per share, respectively, for at least thirty (30) consecutive trading days within the period ending on the third anniversary of the date of grant. In the event that the option shall have so vested, the per share exercise price shall equal the product of (i) the arithmetic mean of the closing bid and asked prices of the Common Stock for such thirty (30) day period, and (ii) 85%. On January 10, 1997, these options were replaced with a grant of 500,000 options with an exercise price of $1.30. (See "Employment Agreements").


Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option
Values

The following table summarizes the number and value of unexercised options held by the Named Officers as of December 31, 1996. No Named Officer exercised any options in 1996.

----------------------------------------------------------------------------------------------------------------
                       Number of                 Number of Shares of Common
                        Shares                              Stock                      Value of Unexercised
                      Acquired on     Value     Underlying Unexercised Options         In-The-Money Options
                       Exercise      Realized    or Warrants at Fiscal Year-End        at Fiscal Year-End(1)
                                                ---------------------------------------------------------------
                                                  EXERCISABLE   UNEXERCISABLE        EXERCISABLE   UNEXERCISABLE
NAME                                                   #              #                   $              $
----------------------------------------------------------------------------------------------------------------
Kevin M. O'Hare          -0-           N/A        300,000(2)     800,000(3)            $65,625        $65,625
----------------------------------------------------------------------------------------------------------------
Aaron R. Brown(4)        -0-           N/A        780,000(5)     120,000(6)            112,500         none
----------------------------------------------------------------------------------------------------------------
Stephen J. Parker(4)     -0-           N/A        780,000(5)     120,000(6)            112,500         none
----------------------------------------------------------------------------------------------------------------
Mark Scully(7)           -0-           N/A        150,000(8)        -0-                 37,500         none
----------------------------------------------------------------------------------------------------------------
Ward G. Schultz          -0-           N/A        130,000(9)     170,000(10)             5,000         20,000
----------------------------------------------------------------------------------------------------------------


(1) Based upon a market price of the Company's Common Stock on December 31, 1996 of $1.25 per share.

(2) Represents options to purchase the Common Stock of the Company issued to Mr. O'Hare on December 16, 1996 under its Amended and Restated Stock Option Plan at a price of $1.03125 per share, which vested immediately.

(3) Includes 300,000 options issued to Mr. O'Hare on December 16, 1996 under its Amended and Restated Stock Option Plan, at a price of $1.03125 per share, 125,000 of which will each vest in 1997 and 1998, respectively, and 500,000 options issued to Mr. O'Hare under the same plan which will vest in 125,000 share increments in accordance with certain stock price performance criteria described in footnote 3 to the Option Grant table, above.

(4) Options to purchase 300,000 shares of the Company's Common Stock issued on September 1, 1993 to each of Messrs. Brown and Parker that vested upon the attainment of certain performance goals were terminated on December 16, 1996, the date Messrs. Brown and Parker resigned certain executive positions with the Company.


                                     (24)

(5) Includes options to purchase 180,000 shares of Common Stock issued on September 1, 1993 under the Company's 1993 Executive Stock Option Plan (the "Executive Plan", now consolidated with the Employee Compensation Stock Option Plan in the Amended and Restated Stock Option Plan) at an exercise price of $1.375 per share and warrants to purchase 600,000 shares of the Company's Common Stock issued on May 11, 1995 at $1.0625 per share (See "Certain Relationships and Related Transactions").

(6) Represents options to purchase 120,000 shares of Common Stock issued on September 1, 1993 under the Company's Executive Plan at a price of $1.375 per share.

(7) Options to purchase 850,000 shares of Common Stock granted under the Executive Plan on May 1, 1995 with an exercise price of $.75 per share were terminated upon Mr. Scully's termination on December 30, 1996.

(8) Represents options to purchase 150,000 shares of Common Stock granted to Olney Telecom, Inc., a company of which Mr. Scully is the sole owner, outside of any formal benefit plan as compensation for its services on December 19, 1994 at an exercise price of $1.00 per share.

(9) Includes options to purchase 50,000 shares of Common Stock granted under the 1992 Employee Compensation Stock Option Plan on August 5, 1994 at an exercise price of $1.53 per share, options to purchase 60,000 shares of Common Stock granted under the Executive Plan on August 5, 1994 at an exercise price of $1.53 per share and options to purchase 20,000 shares of Common Stock granted under the Executive Plan on April 27, 1995 at an exercise price of $1.00 per share.

(10) Includes options to purchase 90,000 shares of Common Stock granted under the Executive Plan on August 5, 1994 at an exercise price of $1.53 per share and options to purchase 80,000 shares of Common Stock granted under the Executive Plan on April 27, 1995 at an exercise price of $1.00 per share.

Compensation of Directors

Directors who also serve as salaried employees of the Company do not receive any additional compensation for their services as directors.

During 1996, no compensation was paid to non-employee directors of the Company for their services as Directors. In 1997, directors who are not employees of the Company will receive $1,000 for each directors' meeting attended in person, and $500 for participation in each Board meeting conducted by telephone conference call. In addition, the Company will grant each non-employee director options to purchase 20,000 shares of Common Stock of the Company for his services as a director during 1997. To date, the Company has granted options to purchase 20,000 shares to each of Messrs. Ganatra and Sugarman, which options have a term of 5 years. Mr. Ganatra's options have an exercise price $1.13 per share and Mr. Sugarman's options have an exercise price of $1.43 per share. The options become exercisable at the end of one year after the date of grant, provided each of Messrs. Ganatra and Sugarman have served as a director for a full year.

Employment Agreements

Employment Agreement with Mr. O'Hare. The Company executed an employment agreement with Mr. O'Hare effective December 16, 1996. The Agreement provides for Mr. O'Hare's employment as Chief Executive Officer and, at Mr. O'Hare's discretion, as a director of the Company for a three year term beginning December 16, 1996. The base salary payable to Mr. O'Hare under the Agreement is $200,000.00. This base salary is subject to an annual increase by the Board of Directors, which increase will not be less than an amount equal to his base


                                     (25)
salary then in effect multiplied by the percentage increase in the Consumer Price Index from the preceding year.

The Agreement also provides for Mr. O'Hare's participation in a profit sharing bonus pool to be implemented by the Compensation Committee of the Board of Directors under which up to seven (7%) percent of the Company's annual pre-tax income will be paid as bonuses to Mr. O'Hare, Mr. Hurwitz, Mr. Mendes, and other executive officers selected by the Compensation Committee. If for any reason the bonus pool is not implemented, then Mr. O'Hare is entitled to receive an annual cash bonus equal to 3.5% of the Company's annual net pre-tax income.

Under the Agreement, the Company is also obligated to provide Mr. O'Hare with term life insurance in an amount of not less than two times Mr. O'Hare's annual salary, payable to a beneficiary designated by Mr. O'Hare, and an automobile allowance of $600.00 per month.

Pursuant to his Employment Agreement, the Company also granted Mr. O'Hare five year options to purchase up to an aggregate of 1,100,000 shares of Common Stock of the Company. The exercise price of 600,000 of Mr. O'Hare's options is $1.03125 per share. Of these 600,000 options, 300,000 are immediately exercisable and 150,000 become exercisable on each successive anniversary of the grant date.

The options to purchase the remaining 500,000 shares of the Company's Common Stock that were granted to Mr. O'Hare became exercisable in four, 125,000 share increments upon the attainment of certain performance criteria. The first 125,000 share increment underlying this option was to become exercisable as and when the average of the closing bid and asked prices of the Common Stock equals or exceeds $1.50, the second when it equals or exceeds $2.00, the third when it equals or exceeds $2.50 and the fourth when it equals or exceeds $3.00 per share, in each case for at least thirty (30) consecutive trading days within the period ending on the third anniversary of the date of grant. The per share exercise price of each such option increment is 85% of the arithmetic mean of the closing bid and asked prices of the Common Stock for such thirty (30) day period. On January 10, 1997, these 500,000 options were replaced with a grant of 500,000 options with an exercise price of $1.30. (See "January 1997 Amendments to Employment Agreements" below).

Mr. O'Hare's Employment Agreement also provides that if a change of control of the Company occurs, and his employment with the Company is terminated, the Company is obligated to pay Mr. O'Hare an amount equal to the amount of his base salary which he would have earned for the remainder of the term of his employment agreement. In addition, upon the occurrence of a change of control, all options granted to Mr. O'Hare immediately vest and become exercisable by him. A change of control includes (1) if any change of control of the Company occurs of a nature that would be required to be reported to the SEC on Form 8-K; (2) if any person becomes the beneficial owner of securities of the Company having twenty-five (25%) percent or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors; (3) if the Company sells all or substantially all of its assets; or (4) if individuals who constitute the incumbent Board of Directors of the Company cease for any reason to constitute at least a majority thereof. For this purpose, any person becoming a director subsequent to the date of Mr. O'Hare's Employment Agreement whose election or nomination for election by the Company's shareholders was approved by a vote by at least three-quarters of the directors comprising the incumbent Board shall be treated as though he were a member of the incumbent Board of Directors.

Employment Agreement with Mr. Hurwitz. The Company executed an employment agreement with David B. Hurwitz effective December 16, 1996. The Agreement provides for Mr. Hurwitz's employment as Executive Vice President of Sales and Marketing of the Company for a three year term beginning December 16, 1996. The base salary payable to Mr. Hurwitz under the Agreement is $150,000.00.


                                     (26)

This base salary is subject to an annual increase by the Board of Directors, which increase will not be less than an amount equal to the base salary then in effect multiplied by the percentage increase in the Consumer Price Index from the preceding year. The Agreement also provides for Mr. Hurwitz's participation in the Company's profit sharing bonus pool under which he may earn an annual bonus not in excess of his current annual salary. During the first six months of his employment and thereafter until the bonus pool is implemented, Mr. Hurwitz is entitled to a monthly cash bonus equal to one quarter of one percent of the Company's revenue during such month, up to a maximum monthly bonus equal to one twelfth of his annual salary.

Under the Agreement, the Company is also obligated to provide Mr. Hurwitz with term life insurance in an amount of not less than two times Mr. Hurwitz's annual salary, payable to a beneficiary designated by Mr. Hurwitz, and an automobile allowance of $600.00 per month.

Pursuant to his employment agreement, the Company also granted Mr. Hurwitz five year options to purchase up to an aggregate of 700,000 shares of Common Stock of the Company. The exercise price of 400,000 of Mr. Hurwitz's options is $1.03125 per share. Of these 400,000 options, 200,000 were immediately exercisable and 100,000 were to become exercisable on each successive anniversary of the grant date.

The options to purchase the remaining 300,000 shares of the Company's Common Stock that were granted to Mr. Hurwitz became exercisable in four, 75,000 share increments upon the attainment of certain performance criteria. The first 75,000 share increment underlying this option would become exercisable as and when the average of the closing bid and asked prices of the Common Stock equals or exceeds $1.50, the second when it equals or exceeds $2.00, the third when it equals or exceeds $2.50 and the fourth when it equals or exceeds $3.00 per share, in each case for at least thirty (30) consecutive trading days within the period ending on the third anniversary of the date of grant. The per share exercise price of each such option increment is 85% of the arithmetic mean of the closing bid and asked prices of the Common Stock for such thirty (30) day period. On January 10, 1997, these options were replaced with a grant of 300,000 options with an exercise price of $1.30 per share. (See "January 1997 Amendments to Employment Agreements").

Mr. Hurwitz's Employment Agreement also provides that if a change of control of the Company occurs, and his employment is terminated, the Company is obligated to pay Mr. Hurwitz an amount equal to the amount of his base salary which he would have earned for the remainder of the term of his employment agreement.
In addition, upon the occurrence of a change of control, all options granted to Mr. Hurwitz immediately vest and become exercisable by him.

Employment Agreement with Mark Mendes. The Company executed an employment agreement with Mark Mendes on January 10, 1997. The Agreement provides for Mr. Mendes' employment as Chief Operating Officer of the Company for a three year term beginning January 31, 1997. The base salary payable to Mr. Mendes under the Agreement is $162,000. This base salary is subject to an annual increase by the Board of Directors, which increase will not be less than an amount equal to the base salary then in effect multiplied by the percentage increase in the Consumer Price Index from the preceding year. The Agreement also provides for Mr. Mendes's participation in the Company's profit sharing bonus pool.

Under the Agreement, the Company is also obligated to provide Mr. Mendes with term life insurance in an amount of not less than two times Mr. Mendes' annual salary, payable to a beneficiary designated by Mr. Mendes, and an automobile allowance of $600.00 per month.


                                     (27)

Pursuant to his Employment Agreement, the Company also granted Mr. Mendes options to purchase up to an aggregate of 350,000 shares of Common Stock of the Company. The exercise price of Mr. Mendes' options is $1.25 per share.

Mr. Mendes' Employment Agreement also provides that if a change of control of the Company occurs, and his employment is terminated, the Company is obligated to pay Mr. Mendes an amount equal to the amount of his base salary which he would have earned for the remainder of the term of his employment agreement.
In addition, upon the occurrence of a change of control, all options granted to Mr. Mendes immediately vest and become exercisable by him.

Employment Agreement with Christopher Shannon. The Company executed an employment agreement with Christopher Shannon effective March 3, 1997. The Agreement provides for Mr. Shannon's employment as Chief Financial Officer of the Company for a three year term beginning March 3, 1997. The base salary payable to Mr. Shannon under the Agreement is $156,000. This base salary is subject to an annual increase by the Board of Directors, which increase will not be less than an amount equal to the base salary then in effect multiplied by the percentage increase in the Consumer Price Index from the preceding year. The Agreement also provides for Mr. Shannon's participation in the Company's profit sharing bonus pool and his eligibility for additional stock option grants.

Under the Agreement, the Company is also obligated to provide Mr. Shannon with term life insurance in an amount of not less than two times Mr. Shannon's annual salary, payable to a beneficiary designated by Mr. Shannon, and an automobile allowance of $600.00 per month.

Pursuant to his Employment Agreement, the Company also granted Mr. Shannon options to purchase up to an aggregate of 350,000 shares of Common Stock of the Company. The exercise price of Mr. Shannon's options is $1.25 per share.

Mr. Shannon's Employment Agreement also provides that if a change of control of the Company occurs, and his employment is terminated, the Company is obligated to pay Mr. Shannon an amount equal to the amount of his base salary which he would have earned for the remainder of the term of his employment agreement.
In addition, upon the occurrence of a change of control, all options granted to Mr. Shannon immediately vest and become exercisable by him.

January 1997 Amendments to Employment Agreements. In January 1997, the Company amended Mr. O'Hare's Employment Agreement to substitute for the 500,000 share option previously granted to him pursuant to the agreement, new, five year options to purchase 500,000 shares at an exercise price of $1.30 per share.
The new options become exercisable as follows: 170,000 on the first anniversary of employment; 165,000 on the second anniversary; and 165,000 on the third anniversary.

In January 1997, the Company also amended Mr. Hurwitz's Employment Agreement to substitute for the 300,000 share option previously granted to him pursuant to the agreement, new, five year options to purchase 300,000 shares at an exercise price of $1.30 per share. The new options become exercisable as follows:
100,000 on the first anniversary of employment; 100,000 on the second anniversary; and 100,000 on the third anniversary.

July 1997 Amendments to Executive Employment Agreements. In July 1997, the Board of Directors approved an amendment to the Employment Agreements between the Company and each of Messrs. O'Hare, Hurwitz, Mendes and Shannon described above amending the change of control provisions of their Employment Agreements. Under the amendment, if the employment of an executive is terminated following a change of control of the Company, the Company would be obligated to pay the executive an amount equal to 2.9 times his annual salary and bonus in effect at the time of his termination. The amendment also changes the approach to be used for calculating the bonus pool from which bonuses will be paid to the


                                     (28)
executives. Under the new approach, the size of the bonus pool would be based on the Company's achievement of targets for gross profitability and revenue growth established by the Board of Directors prior to the beginning of each fiscal year, rather than a multiple of net income.

Employment Agreement with Mr. Parker. Mr. Parker has a seven year Employment Agreement terminating December 31, 2000, which is automatically renewable for an additional five years unless either party provides written notice of non-renewal no later than thirty (30) days prior to the expiration of the initial term. The contract provides for an annual base salary of not less than $165,000 subject to annual cost of living increases as measured by the growth in the Consumer Price Index--Urban Consumer, All Items, U.S. Cities' Average. Upon the death of Mr. Parker, the Company is obligated to pay his beneficiary his annual salary in effect at the time of his death for the remainder of the term of the agreement. Mr. Parker's Employment Agreement provides that Mr. Parker may not be terminated by the Company except for the conviction of a felony. Any costs of legal counsel engaged by Mr. Parker relating to the Company's failure to comply with the terms of the Employment Agreement will be paid by the Company. The Company has agreed to amend Mr. Parker's Employment Agreement so that, upon a change of control, all options granted to Mr. Parker will immediately vest and become exercisable by him.

Consulting Agreement with Mr. Brown. Mr. Brown had an Employment Agreement that was substantially similar to the Employment Agreement the Company has with Mr. Parker, described above. Effective January 14, 1997, Mr. Brown released the Company from its obligations under the Agreement. On January 14, 1997, Mr. Brown entered into a Consulting Agreement with the Company. The Consulting Agreement, which is for a term of six years with an automatic extension of one year unless a party gives thirty-days written notice of its intent not to renew, provides that Mr. Brown will be compensated at a rate of $125,000 annually, to be increased each year in accordance with the Consumer Price Index.

Consulting Agreement with Mr. Ganatra. On June 30, 1997 the Company entered into a Consulting Agreement with Mr. Ganatra pursuant to which Mr. Ganatra was granted on June 4, 1997 100,000 warrants to purchase Common Stock in exchange for his consultation services on network efficiencies and training support. The warrants have a grant price of $1.19, and vest in 50,000 share increments on each of the first and second anniversary of the date of grant.

Executive Officers

The Company's executive officers are appointed by the Board of Directors and, except as described herein, hold office at the pleasure of the Board until their successors are appointed and have qualified. In addition to Mr. O'Hare, who serves as an executive officer, the Company has three additional executive officers, David B. Hurwitz, Mark Mendes and Christopher J. Shannon. Mr. Hurwitz, who joined the Company as the Executive President of Sales and Marketing on December 16, 1996, age 34, served from 1995 to 1996 as the Vice President of Sales and Marketing of Commonwealth Long Distance, a C-TEC company. Prior to the position with Commonwealth, he served as Executive Vice President and Chief Operating Officer of InterNet Communications Services, Inc. and as General Manager of FiberNet from 1992 to 1995. Both InterNet and FiberNet are affiliated with one another. From 1985 to 1992 Mr. Hurwitz held sales and sales management positions with RCI Long Distance, a subsidiary of Rochester Telephone Corp. (now Frontier Corporation). Mr. Mendes, who joined the Company as the Chief Operating Officer on January 10, 1997, age 35, served as the Vice President, Service & Technology for ACCESS Teleconferencing International from 1995 to 1997. Prior to joining ACCESS, Mr. Mendes was Vice President of Engineering and Operations of Internet Communications Services, Inc. from 1993 to 1995, and a Director of Network Development at FiberNet from 1992 to 1993. From 1986 to 1992, Mr. Mendes was employed at Rochester Telephone in various management positions relating to service and maintenance of subscriber lines. Mr. Shannon, who joined the Company as the Chief Financial Officer on March 3, 1997, age 36, served as the Director of Business Development for Teleglobe International Corporation in 1996. Prior to joining Teleglobe International, Mr. Shannon served as a Senior Manager with Price Waterhouse LLP's International Telecommunications Group from 1995 to 1996. In 1994, Mr. Shannon served as a merger and acquisition consultant with John Staurulakis, Inc., a Washington, DC, based telecommunications consulting firm. From 1984 to 1994, Mr. Shannon was employed at Rochester Telephone Corp. in various financial management positions and was involved in its acquisition program.


                                     (29)

Certain Relationships and Related Transactions

Loan Guaranties. On May 11, 1995, the Company entered into a Loan and Security Agreement with Century Business Credit Corporation ("Century") for a revolving credit facility of $2,000,000. On April 27, 1995, the Company issued 500,000 shares of restricted Common Stock to each of Aaron R. Brown and Stephen J. Parker in consideration for their limited personal guarantee given to Century equal to 25% of the indebtedness incurred with Century. In connection with this transaction each of these two officers also terminated 420,000 stock options. After review of the transaction by a Special Committee appointed by the Board of Directors, the issuance of the restricted stock and the cancellation of options was rescinded. In its place, the Company agreed to issue each of Messrs. Brown and Parker 600,000 warrants to purchase Common Stock of the Company in consideration for the limited personal guarantees given by each in connection with the credit facility.

Each warrant issued in the transaction described in the above paragraph entities the holder to purchase one share of Common Stock of the Company at price of $1.0625 per share until May 11, 2000. The warrants are non-transferable by the officers and the stock issuable upon exercise of the warrants is restricted stock under the federal securities laws.

Indemnification Arrangements. The Company is a party to indemnification agreements with each of Aaron Brown and Stephen Parker dated August, 1990. In addition, the Company has entered into an indemnification agreement with Kevin O'Hare dated July, 1997. In general, the indemnification agreements obligate the Company to indemnify each of Messrs. Brown, Parker and O'Hare against liabilities and expenses incurred by them in acting as a director or officer of the Company to the maximum extent allowed by law. As described below under "Legal Proceedings", the Company, together with Messrs. Parker, Brown and O'Hare, have been sued by the Company's former president for various claims asserted by the plaintiff in connection with his termination of employment with the Company on December 30, 1996. The Company and the individual defendants have selected counsel to defend the action. The Board of Directors of the Company has authorized the Company to advance the expenses of the individual defendants incurred in defending this action upon the receipt of an undertaking from each of them to repay the amounts so advanced in the event it is determined that they are not entitled to indemnification under applicable law.

Sales Agency. Murray Goldberg acts as a sub-agent for the Company and is the co-owner of a company that acts as an agent for the Company in the sale of the Company's products and services. During 1996, the Company paid Mr. Goldberg and the company a total of $224,467 in commissions for their services as the Company's sales agents.

Loans. During the first quarter of 1996, Aaron Brown loaned the Company $100,000. During 1996, Mr. Brown was repaid $10,000. On January 7, 1997, the Company repaid the entire loan to Mr. Brown with interest.

Compensation Committee Interlocks and Insider Participation.

During the year ended December 31, 1996, Messrs. Brown, Parker and Goldberg participated in deliberations of the Company's Board of Directors concerning executive officer compensation. Messrs. Brown and Parker served as executive officers during fiscal 1996. The Company did not have a Compensation Committee in 1996.


Legal Proceedings

On June 13, 1997, Mark Scully, the former President and Chief Operating Officer of the Company, filed a complaint against the Company, Kevin O'Hare, Aaron Brown and Stephen Parker in the United States District Court for the Eastern District of Pennsylvania. Mr. Scully asserts various claims in connection with his termination of employment with the Company on December 30, 1996. In particular he alleges, among other things, breach of contract in connection with the termination of certain stock options, breach of the alleged contract for employment, breach of an asserted duty of good faith and fair dealing, fraudulent and negligent misrepresentation, and civil conspiracy. Mr. Scully alleges damages of at least $1.6 million, plus attorneys' fees, costs and other disbursements and the cost of COBRA payments and interest; $1 million of the

                                     (30)
alleged damages claimed are punitive. The Company contests the allegations of the complaint and intends to vigorously defend against the action.



Report of the Board of Directors on Executive Compensation in Fiscal 1996

The Company is engaged in an intensely competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, the Company believes that providing executive compensation that is tied to operating results allows the company to attract and retain key employees.

During 1996, the Board of Directors had the responsibility for establishing executive compensation packages. The Company aims to select high-quality, experienced and talented individuals to serve as officers and employees of the Company. To that end, the compensation offered by the Company is designed to be competitive and to reward superior individual and Company performance with superior levels of compensation. The primary components of the executive compensation program are base salary, cash bonus compensation and stock based, longer term incentives. Base salary levels are intended to be competitive and are based on the executive's background, qualifications and job performance at the Company. Cash bonuses are awarded based upon achievement of individual and Company goals.

The Company's stock option plan is its longer-term incentive plan for officers and employees. The stock option plan is designed to align the interests of the Company's executives and its shareholders by creating a direct link between long-term executive compensation and long-term increases in shareholder value.

The Board of Directors will periodically review the compensation packages for the Company's officers and make changes that reflect the changing nature of the industry in which the Company operates This will allow the Company to retain and recruit the most qualified individuals within the industry.



                                        The Board of Directors
                                        of US WATS, Inc. for
                                        fiscal year 1996

                                        Aaron R. Brown
                                        Stephen J. Parker
                                        Murray Goldberg

                                     (31)

Performance Graph

The following graph shows the cumulative total return for the last five years, calculated as of December 31 of each year, for the Company's Common Stock, the NASDAQ Stock Market (U.S.) Index and the NASDAQ Telecommunications Index. The graph assumes that the value of the investment in Company stock was $100 at January 29, 1992 and $100 in each of the other indices on December 31, 1991 and that all dividends were reinvested.

                                 [graph]

-----------------------------------------------------------------------------
                                          Cumulative Total Returns
                               ----------------------------------------------
                               1/29/92   12/92   12/93   12/94   12/95   12/96
-----------------------------------------------------------------------------
US Wats Inc.              USWI     100     571     343      79     100     143
-----------------------------------------------------------------------------
NASDAQ Stock Market (US)  INAS     100     116     134     131     185     227
-----------------------------------------------------------------------------
NASDAQ Telecommunications INAT     100     123     189     158     207     211
-----------------------------------------------------------------------------

                                 OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the Annual Meeting other than those set forth in the attached notice and customary procedural matters. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by applicable law, in accordance with the judgment of the persons voting such proxies.


                                     (32)

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

Shareholders wishing to submit proposals for inclusion in the Board of Director's proxy statement for the next Annual Meeting of Shareholders must submit their proposals to be received by the Company no later than April 16, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's Common Stock ("10% Shareholders") to file reports of ownership and reports of changes in ownership of the Company's Common Stock with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders are required by SEC regulation to furnish the Company with copies of all forms they file under Section 16(a). Based solely on its review of the copies of such forms received by it with respect of its fiscal year ended December 31, 1995, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and 10% Shareholders were complied with.

                                        By Order of the Board of Directors,




                                        Stephen J. Parker
                                        Secretary



THE COMPANY'S ANNUAL REPORT TO SECURITY HOLDERS SENT WITH THIS PROXY STATEMENT INCLUDES A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS. THE COMPANY WILL FURNISH TO ANY SECURITY HOLDER ON REQUEST ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO KEVIN O'HARE, CHIEF EXECUTIVE OFFICER, US WATS, INC., 111 PRESIDENTIAL AVENUE, SUITE 114, BALA CYNWYD, PA 19004.







                                     (33)

                              COMMON SHAREHOLDERS

                                 US WATS, INC.
                     111 Presidential Boulevard, Suite 114
                       Bala Cynwyd, Pennsylvania  19004

         PROXY -- Annual Meeting of Shareholders -- September 18, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Kevin M. O'Hare and Christopher J. Shannon as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of US WATS, Inc. held of record by the undersigned on the close of business on August 12, 1997 at the Annual Meeting of Shareholders to be held on September 18, 1997 or at any adjournment thereof.

1. ELECTION OF DIRECTORS  FOR all nominees listed      WITHHOLD AUTHORITY
                          below (except as marked      to vote for all nominees
                          to the contrary below) [ ]   listed below [ ]

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Kevin M. O'Hare
Steven J. Parker
Tansukh Ganatra
Murray Goldberg
Gary L. Sugarman


2. PROPOSAL TO APPROVE THE REINCORPORATION OF THE COMPANY IN DELAWARE.

   FOR [ ]                AGAINST [ ]                  ABSTAIN [ ]


3. PROPOSAL TO APPROVE THE 1997 STOCK OPTION PLAN.

   FOR [ ]                AGAINST [ ]                  ABSTAIN [ ]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS NO. 1, 2 AND 3, AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

               PLEASE MARK, SIGN, DATE AND RETURN THIS
               PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

               ______________________________________________________
               Name(s) (Please Print)

               ______________________________________________________
               Signature

               ______________________________________________________
               Signature, if held jointly

               ______________________________________________________
               Date